SOUTHSIDE BANCSHARES, INC.

Using a **black ink pen**, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A **The Board of Directors recommends that you vote "FOR" Proposals 1 and 2.**

Southside Share Issuance Proposal	For	Against	Abstain
1. To approve the issuance of shares of Southside Bancshares, Inc. common stock to the stockholders of OmniAmerican Bancorp, Inc. in connection with the merger of Omega Merger Sub, Inc., a wholly owned subsidiary of Southside Bancshares, Inc., with and into OmniAmerican Bancorp, Inc., with OmniAmerican Bancorp, Inc. as the surviving corporation.	☐	☐	☐

Adjournment Proposal	For	Against	Abstain
2. To approve one or more adjournments of the Southside Bancshares, Inc. special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the Southside share issuance proposal.	☐	☐	☐

B **Non-Voting Items**

Change of Address- Please print new address below **Comments** - Please print your comments below

C **Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below**

Note: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

SOUTHSIDE BANCSHARES, INC.

Proxy - Southside Bancshares, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The Special Meeting will be held at 1201 South Beckham Avenue, Tyler, Texas, on [•], 2014, [•], local time.

Sam Dawson and Lee R. Gibson, III, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Southside Bancshares, Inc. to be held on [•], 2014 or at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.**

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.

If more than one of the proxies above shall be present in person or by substitute at the meeting or any adjournment hereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

VOTE BY INTERNET – Access www. [*] and follow the on-screen instructions. Have your proxy card available when you access the web page.

VOTE BY TELEPHONE – Call toll-free [*] from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

VOTE BY MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

(Continued and to be voted on reverse side.)